Exhibit 3.7
Certificate Number
State of Illinois OFFICE OF THE SECRETARY OF STATE
To all to whom these Presents Shall Come, Greetings:
Whereas, Articles of Incorporation duly signed and verified of COMMUNITY SHOPS, INC. have been filed in the Office of the Secretary of State on the 21st day of May A.D. 1946, as provided by “THE BUSINESS CORPORATION ACT” of Illinois, in force July 13, A.D. 1933.
Now Therefore, I, EDWARD J. BARRETT, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law do hereby issue this certificate of incorporation and attach thereto a copy of the Articles of Incorporation of the aforesaid corporation.
In Testimony Whereof, I hereto set my hand cause to be affixed the Great Seal of the State of. Illinois, Done at the City of Springfield this 21st day of May A.D. 1946 and of the Independence of the United States the one hundred and 70th.
/s/ Edward J. Barrett SECRETARY OF STATE.

FORM B
BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY
THE INSTRUCTIONS ON THE BACK THEREOF.
(THESE ARTICLES MUST BE FILED IN DUPLICATE.)

(Do not write in this space)
STATE OF ILLINOIS,	}		Date Paid 5-21-46
		ss.	Initial License Fee $20 –
COOK COUNTY.			Franchise Tax $23.36
Filing Fee $20 –
To EDWARD J. BARRETT, Secretary of State:			Clerk RM
We, the undersigned,

Address
Name	Number	Street	City	State

CHARLES W. LUBIN	534 Aldine Avenue,		Chicago,	Illinois,
ARTHUR N. GORDON	5536 North Sawyer Avenue,		Chicago,	Illinois,
JOSEPH G. ABOD	6053 N. Fairfield St.,		Chicago,	Illinois,
being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:
ARTICLE ONE
The name of the corporation is: COMMUNITY SHOPS, INC. OR
ARTICLE TWO
The address of its initial registered office in the State of Illinois is: Room 1532 – 33 North La Salle Street, in the City of Chicago (2) (Zone) County of Cook and the name of its initial Registered Agent at said address is: Samuel B. Blanksten
ARTICLE THREE
The duration of the corporation is: Perpetual.

(STAMP)

ARTICLE FOUR
The purpose or purposes for which the corporation is organized are:
	(a)	To manufacture, buy and sell, at both wholesale and retail, bakery goods and products of all kinds, confectionery and kindred articles.

and	(b)	To manufacture, buy and sell goods, wares and merchandise of any kind or character.

ARTICLE FIVE
Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 1,000, divided into one class. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

	Series	Number of	Par value per share or statement that shares
Class	(If any)	Shares	are without par value

Common	None	1,000	$100.00 par value per share.
Paragraph 2 : The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
None
ARTICLE SIX
     The class and number of shares to be issued by the corporation before it shall commence business and the consideration (expressed in dollars) to be received by the corporation therefor, are:

		Consideration to be received
Class of shares	Number of shares	therefor,

Common	400	$40,000.00
		$
		$
		$
		$
ARTICLE SEVEN
The number of directors to be elected at the first meeting of the shareholders is: Four (4).

ARTICLE EIGHT PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $40,000.00 PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $40,000.00 PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $150,000.00 PARAGRAPH 4: Its is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $150,000.00 Charles W. Lubin Arthur H. Gordon            Incorporators Illegible OATH AND ACKNOWLEDGMENT STATE OF ILLINOIS, Cook            County            ss. I, Janet B. Jerome, a Notary Public do hereby certify that on the 30th day of March  , 1946, Charles W. Lubin (Names of Incorporators) ARTHUR H. GORDON AND JOSEPH G. ABOD personally appeared before me and being first duly sworn by me severally acknowledged that they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true. IN WITNESS WHEREOF, I have hereto set my hand and seal the day and year above written. Place Janet B. Jerome NOTARIAL SEAL Notary Public. FORM B Box ___File ___ ARTICLES OF INCORPORATION COMMUNITY SHOPS, INC. The following fees are required to be paid at date of issuing certificate of incorporation: Initial license fee of 50c per $1000.00; filing fee $20.00; franchise tax of 1/20 of 1% of the amount of stated capital and paid-in surplus which the corporation is to receive for the shares issued before it commences business. However , if the issue is for $20,000.00 or less the minimum franchise tax is as follows: January  , $15; February, $14.17; March, $13.34; April, $12.50; May, $11.67; June, $10.84; July, $10.00; Aug., $9.17; Sept. $8.34; Oct., $7.50; Nov., $6.67; Dec., $5.84. In excess of $20,000.00 the franchise tax per $1000.00 is as follows: Jan. $0.75; Feb., .709; March         , .667; April, .625; May , .584; June, .542; July. 50; Aug. 4583; Sept., .4167; Oct., .3749; Nov.,         .3333; Dec., .2916. All shares issued in excess of the amount represented in the Articles of Incorporation to be issued by the Corporation before it shall commence business must be reported within 60 days from date of issuance thereof, and franchise tax and initial license fee paid thereon; otherwise , the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine not to exceed $500.00. The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $20.00.

File Number 2887-101-5 State of Illinois Office of The Secretary of State Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF COMMUNITY SHOPS, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS , IN FORCE JULY 1, A.D. 1984. Now, Therefore, I, Jesse White, Secretary of State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation. In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 12th day of January A.D. 2000 and of the Independence of the United States the two hundred and 24th      Jesse White      Secretary of State

1.	CORPORATE NAME: Community Shops, Inc.
(Note 1)
2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on		1-7,

2000	in the manner indicated below. (“X” one box only)	(Month & Day)

(Year)
☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
(Note 2)
☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
(Note 2)
☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
(Note 3)
☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
(Note 4)
☑	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
(Notes 4 & 5)
☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
(Note 5)
3.	TEXT OF AMENDMENT:
a.	When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(NEW NAME)	(STAMP)

All changes other than name, include on page 2 (over)

Text of Amendment
b.	(If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

“That Article Four of the Articles of Incorporation be deleted in its entirety and replaced with the following:
The purpose or purposes for which the corporation is organized are to transact any and all lawful acts or activities for which corporations may be organized under the Illinois Business Corporation Act, as amended.
“That the Articles of Incorporation be amended to add ARticle Nine which shall read in its entirety as follows:
9.1	Restriction on Cumulative Voting
Cumulative voting of shares of stock of the Corporation shall not be allowed under any circumstances.
9.2	Directors Liability
The personal liability of the directors of the Corporation hereby is eliminated to the fullest extent permitted under the Illinois Business Corporation Act of 1983, as amended.

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)
No change
5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)
No change
(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)
No change

	Before Amendment	After Amendment

Paid-in Capital	$	$
(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)
6.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	1-7	,	2000	Community Shops, Inc.

	(Month & Day)		(Year)	(Exact Name of Corporation at date of execution)

attested by	/s/ David L. Beré			by	/s/ David L. Beré

	(Signature of Secretary or Assistant Secretary)				(Signature of President or Vice President)

	David L. Beré, Secretary			David L. Beré, President

	(Type or Print Name and Title)				(Type or Print Name and Title)
7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.
OR
If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.
The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated		,

	(Month & Day)		(Year)

NOTES and INSTRUCTIONS
NOTE 1:	State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2:	Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. ($10.10)

NOTE 3:	Directors may adopt amendments without shareholder approval in only seven instances, as follows:
(a)	to remove the names and addresses of directors named in the articles of incorporation;

(b)	to remove the name and address of the Initial registered agent and registered office, provided a statement pursuant to § 5.10 is also filed;

(c)	to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

(d)	to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

(e)	to change the corporate name by substituting the word “corporation”, “incorporated”, “company”, “limited”, or the abbreviation “corp.”, “inc.”, “co.”, or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

(f)	to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with § 9.05,

(g)	to restate the articles of incorporation as currently amended. (§10.15)
NOTE 4:	All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§ 10.20)

NOTE 5:	When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

FORM BCA 5.10/5.20 (rev. Dec. 2003)
STATEMENT OF CHANGE OF
REGISTERED AGENT AND/OR
REGISTERED OFFICE
Business Corporation Act
Jesse White, Secretary of State
Department of Business Services
Springfield, IL 62756
Telephone (217) 782-3647
www.cyberdriveillinois.com
(STAMP)
Remit payment in the form of a check
or money order payable to the
Secretary of State.
JESSE WHITE SECRETARY OF STATE 2887.101.5 Filing Fee: $25.00 Approved: mc
                                                            Submit in duplicate                                                             Type or Print clearly in black ink                                                              Do not write above this line
1.	CORPORATE NAME: Community Shops, Inc.
2.	STATE OR COUNTRY OF INCORPORATION: Illinois

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent	Seth M. Hemming

	First Name	Middle Name	Last Name
Registered Office	30 S. Wacker Drive, #2900

	Number Street	Suite No. (A P. O. Box alone is not acceptable)
	Chicago	60606	Cook

	City	ZIP Code	County
4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent	CT Corporation System

	First Name	Middle Name	Last Name
Registered Office	208 South LaSalle Street

	Number Street	Suite No. (A P.O. Box alone is not acceptable)
	Chicago	60604	Cook

	City	ZIP Code	County
5.	The address of the registered office and the address of the business office of the registered agent, as changed, wilt be identical.

6.	The above change was authorized by: (“X” one box only)

a.	☑ By resolution duly adopted by the board of directors.	(Note 5)

b.	☐ By action of the registered agent.	(Note 6)
(STAMP)
SEE REVERSE SIDE FOR SIGNATURES(S).

7.	(If authorized by the board of directors, sign here. See Note 5)
     The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated	12/8	,	2003	Community SHOPS, INC.

	(Month & Day)		(Year)	(Exact Name of Corporation)

	/s/ C. G. Huber

	(Any Authorized Officer’s Signature)
	C. G HUBER JR., SECRETARY

	(Type or Print Name and Title)
(If change of registered office by registered agent, sign here. See Note 6)
     The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated		,

	(Month &Day)		(Year)	(Signature of Registered Agent of Record)

(Type or print name. If the registered agent is a corporation, type or print the name and title of the officer who is signing on its behalf.)
NOTES
1.	The registered office may, but need not be the same as the principal office of the corporation. However the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

File Number 2887-101-5 To all to whom these Presents Shall Come, Greeting: I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 12 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR COMMUNITY SHOPS, INC. .********* In Testimony Whereof, i hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 12TH day of MAY AD. 2009 SECRETARY OF STATE Authentication #: 0913200275 Authenticate at: http://www.cyberdriveillinois.com